Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated June 11, 2005 on the ProQuest Profit Sharing Retirement Plan (the Plan) financial statements for the year ended December 31, 2004 included in this 2004 Annual Report on Form 11-K of the Plan into the ProQuest Company Registration Statement on Form S-8 (SEC File No. 33-99982, 33-48425, 33-58293 and 33-93099) filed with the Securities and Exchange Commission.

/s/    Crowe Chizek and Company LLC

South Bend, Indiana

June 29, 2005

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